Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS THIRD QUARTER 2011 RESULTS

Third Quarter EPS from Continuing Operations of $0.10 vs. $0.09 a year ago

YTD EPS from Continuing Operations of $0.60 vs. $0.48 in prior year

Cleveland, Ohio (October 26, 2011)—CBIZ, Inc. (NYSE: CBZ) today announced results for the third quarter ended September 30, 2011.

CBIZ reported revenue of $177.1 million for the third quarter ended September 30, 2011, an increase of 0.7% over the $175.9 million recorded for the third quarter of 2010. Revenue from newly acquired operations, net of divestitures, contributed $4.8 million to revenue growth in the third quarter compared with the same period a year ago. Same-unit revenue decreased by 2.1%, or $3.6 million in the third quarter, compared to the same period a year ago. CBIZ reported income from continuing operations for the quarter of $4.8 million, or $0.10 per diluted share, compared with $5.5 million, or $0.09 per diluted share in the third quarter of 2010.

For the nine-month period ended September 30, 2011, CBIZ reported revenue of $570.1 million, an increase of 0.8% over the $565.3 million recorded for the comparable nine-month period a year ago. Same-unit revenue decreased by 1.0%, or $5.3 million, for the first nine months of 2011 compared to the same period a year ago. Acquisitions, net of divestitures, contributed $10.1 million to revenue growth for the first nine months of 2011. Net income from continuing operations was $29.8 million for the first nine months of 2011, or $0.60 per diluted share, compared with $29.4 million for the first nine months of 2010, or $0.48 per diluted share. The first nine-month results for 2010 included a charge of approximately $0.02 per diluted share for lease restructuring activities in connection with the acquisition of Goldstein Lewin & Company in Boca Raton, Florida and a charge of $0.02 per diluted share in connection with financing transactions that occurred in the third quarter of 2010.

Cash earnings per share from continuing operations, a non-GAAP measure that includes the impact of major non-cash charges to earnings, was $0.24 per diluted share for the third quarter 2011, compared to $0.24 per diluted share for the third quarter a year ago, and was $1.02 per diluted share for the first nine months of 2011 compared with $0.87 for the first nine months a year ago. EBITDA for the third quarter 2011 was $15.5 million and for the nine months ended September 30, 2011, EBITDA was $75.8 million. The calculations for these items are outlined in the schedules attached.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

At September 30, 2011, the amount outstanding on the Company’s $275.0 million unsecured credit facility was $159.6 million compared with $118.9 million at December 31, 2010. The Company used $26.5 million of funds for acquisition-related payments and used $39.3 million to retire outstanding amounts on its 3.125% Convertible Notes in the first nine months of 2011. During the third quarter, the Company repurchased 1.1 million shares of its common stock at a cost of approximately $7.3 million.

Steven L. Gerard, CBIZ Chairman and CEO stated, “We are pleased to report a 25% increase in earnings per share from continuing operations year-to-date through September 30th, and when adjusted for the lease restructuring and financing related charges we recorded in 2010, the increase in earnings per share from continuing operations is 15% compared with the last year.”

“We are happy to have announced two acquisitions in the third quarter, and we continue to evaluate a full pipeline of future potential acquisitions. Our cash flow continues to be strong and the business continues to perform in line with our expectations. At this point we have not yet seen any significant change in the economic environment that impacts our clients and, as a result, we continue to expect that full year results for 2011 will reflect an increase in earnings per share within a range of 10% to 15% over $0.52 per diluted share reported for 2010, when adjusted for the lease restructuring and financing related charges incurred in 2010,” concluded Gerard.

CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-866-940-5314 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-343-1246. A replay of the call will be available starting at 1:00 p.m. (ET) October 26, through midnight (ET), October 28, 2011. The dial-in number for the replay is 1-866-873-8511. If you are listening from outside the United States, dial 1-630-343-1245. The access code for the replay is 4976. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting and tax, internal audit, merger and acquisition advisory, and valuation services. Employee services include group benefits, property and casualty insurance, retirement planning services, payroll, and HR consulting. CBIZ also provides outsourced technology staffing support services, healthcare consulting and medical practice management. As one of the largest benefits specialists and one of the largest accounting, valuation and medical practice management companies in the United States, the Company’s services are provided through more than 140 Company offices in 36 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2011	%	2010 (1)%
Revenue	$177,061	100.0%	$175,884	100.0%

Operating expenses	153,961	87.0%	157,243	89.4%

Gross margin	23,100	13.0%	18,641	10.6%

Corporate general and administrative expenses (2)	8,175	4.6%	6,877	3.9%

Operating income	14,925	8.4%	11,764	6.7%

Other income (expense):
Interest expense	(4,049)	-2.3%	(3,735)	-2.1%
Gain on sale of operations, net	87	0.0%	89	0.1%
Other (expense) income, net (3)	(4,510)	-2.5%	1,015	0.5%

Total other expense, net	(8,472)	-4.8%	(2,631)	-1.5%

Income from continuing operations before income tax expense	6,453	3.6%	9,133	5.2%

Income tax expense	1,614		3,591

Income from continuing operations	4,839	2.7%	5,542	3.2%
Loss from operations of discontinued businesses, net of tax	(46)		(747)
(Loss) gain on disposal of discontinued businesses, net of tax	(76)		37

Net income	$4,717	2.7%	$4,832	2.7%

Diluted earnings (loss) per share:
Continuing operations	$0.10		$0.09
Discontinued operations	—		(0.01)

Net income	$0.10		$0.08

Diluted weighted average common shares outstanding	49,920		59,579

Other data from continuing operations:
EBIT (4)	$10,415		$12,779
EBITDA (4)	$15,522		$17,823

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes a benefit of $456 and expense of $329 for the three months ended September 30, 2011 and 2010, respectively, in compensation expense associated with gains and losses from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $8,631 and $6,548, or 4.9% and 3.7% of revenue, for the three months ended September 30, 2011 and 2010, respectively.
(3)	Includes a net loss of $4,360 and a net gain of $2,410 for the three months ended September 30, 2011 and 2010, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”
(4)	EBIT represents earnings from continuing operations before income taxes, interest expense, and gain on sale of operations, net. EBITDA represents EBIT before depreciation and amortization expense of $5,107 and $5,044 for the three months ended September 30, 2011 and 2010, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(In thousands, except percentages and per share data)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2011	%	2010 (1)%
Revenue	$570,062	100.0%	$565,339	100.0%

Operating expenses	483,320	84.8%	486,952	86.1%

Gross margin	86,742	15.2%	78,387	13.9%

Corporate general and administrative expenses (2)	24,686	4.3%	22,499	4.0%

Operating income	62,056	10.9%	55,888	9.9%

Other income (expense):
Interest expense	(13,371)	-2.4%	(10,314)	-1.8%
Gain on sale of operations, net	2,832	0.5%	465	0.1%
Other (expense) income, net (3)	(1,402)	-0.2%	1,141	0.1%

Total other expense, net	(11,941)	-2.1%	(8,708)	-1.6%

Income from continuing operations before income tax expense	50,115	8.8%	47,180	8.3%

Income tax expense	20,296		17,773

Income from continuing operations	29,819	5.2%	29,407	5.2%

Loss from operations of discontinued businesses, net of tax	(640)		(2,174)
Loss on disposal of discontinued businesses, net of tax	(6)		(995)

Net income	$29,173	5.1%	$26,238	4.6%

Diluted earnings (loss) per share:
Continuing operations	$0.60		$0.48
Discontinued operations	(0.02)		(0.05)

Net income	$0.58		$0.43

Diluted weighted average common shares outstanding	49,932		61,212

Other data from continuing operations:
EBIT (4)	$60,654		$57,029
EBITDA (4)	$75,756		$72,286

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes a benefit of $272 and an expense of $297 for the nine months ended September 30, 2011 and 2010, respectively, in compensation expense associated with gains and losses from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $24,958 and $22,202, or 4.4% and 3.9% of revenue, for the nine months ended September 30, 2011 and 2010, respectively.
(3)	Includes a net loss of $2,675 and a net gain of $1,474 for the nine months ended September 30, 2011 and 2010, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”
(4)	EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. EBITDA represents EBIT before depreciation and amortization expense of $15,102 and $15,257 for the nine months ended September 30, 2011 and 2010, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010 (1)	2011	2010 (1)
Revenue
Financial Services	$92,535	$89,010	$310,896	$300,957
Employee Services	41,859	42,417	129,491	133,033
Medical Management Professionals	35,352	37,423	106,417	110,759
National Practices	7,315	7,034	23,258	20,590

Total	$177,061	$175,884	$570,062	$565,339

Gross Margin
Financial Services	$9,801	$10,942	$55,703	$53,105
Employee Services	6,304	6,512	21,281	23,329
Medical Management Professionals	4,982	5,275	12,514	11,175
National Practices	998	691	3,490	1,175
Operating expenses—unallocated (2):
Other	(2,889)	(2,698)	(8,649)	(9,220)
Deferred compensation	3,904	(2,081)	2,403	(1,177)

Total	$23,100	$18,641	$86,742	$78,387

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock based compensation, consolidation and integration charges and certain advertising expenses. Unallocated operating expenses also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “other income (expense), net” in the consolidated statements of operations. Gains recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as additional compensation expense in “operating expenses” and as income in “other income (expense), net.”

CASH EARNINGS AND PER SHARE DATA

Reconciliation of Income from Continuing Operations to Cash Earnings from Continuing Operations (3)

	THREE MONTHS ENDED SEPTEMBER 30,
	2011	Per Share	2010	Per Share
Income from Continuing Operations	$4,839	$0.10	$5,542	$0.09

Selected non-cash items:
Depreciation and amortization	5,107	0.10	5,044	0.09
Non-cash interest on convertible notes	613	0.01	1,068	0.02
Stock based compensation	1,519	0.03	1,373	0.02
Loss on retirement of convertible notes	—	—	1,996	0.03
Adjustment to contingent earnouts	—	—	(728)	(0.01)

Non-cash items	7,239	0.14	8,753	0.15

Cash earnings—Continuing Operations	$12,078	$0.24	$14,295	$0.24

	NINE MONTHS ENDED SEPTEMBER 30,
	2011	Per Share	2010	Per Share
Income from Continuing Operations	$29,819	$0.60	$29,407	$0.48

Selected non-cash items:
Depreciation and amortization	15,102	0.30	15,257	0.25
Non-cash interest on convertible notes	2,565	0.05	3,165	0.05
Stock based compensation	4,433	0.09	3,943	0.06
Loss on retirement of convertible notes	—	—	1,996	0.03
Adjustment to contingent earnouts	(1,152)	(0.02)	(1,449)	(0.02)
Non-cash restructuring charge	—	—	1,148	0.02

Non-cash items	20,948	0.42	24,060	0.39

Cash earnings—Continuing Operations	$50,767	$1.02	$53,467	$0.87

(3)	The Company believes cash earnings and cash earnings per diluted share (non-GAAP measures) more clearly illustrate the impact of certain non-cash charges and credits to income from continuing operations and are a useful measure for the Company and its analysts. Cash earnings is defined as income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock based compensation expense, adjustments to the fair value of contingent consideration due related to prior acquisitions, and for the nine months ended September 30, 2010, the portion of the $1.8 million restructuring charge to be paid in future periods related to the 2010 acquisition of Goldstein Lewin. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted common shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be regarded as a replacement or alternative of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	SEPTEMBER 30,	DECEMBER 31,
	2011	2010 (1)
Cash and cash equivalents	$533	$724
Restricted cash	$20,504	$20,171
Accounts receivable, net	$158,312	$138,068
Current assets before funds held for clients	$198,179	$179,481
Funds held for clients—current and non-current	$77,527	$84,203
Goodwill and other intangible assets, net	$443,464	$426,410

Total assets	$780,072	$756,299

Notes payable—current	$644	$10,983
Convertible notes—current	$—	$39,250
Current liabilities before client fund obligations	$100,069	$141,960
Client fund obligations	$77,551	$87,362
Convertible notes—non-current	$119,143	$116,577
Bank debt	$159,600	$118,900

Total liabilities	$520,578	$526,627

Treasury stock	$(363,843)	$(355,851)

Total stockholders’ equity	$259,494	$229,672

Debt to equity (2)	107.4%	119.6%
Days sales outstanding (DSO)—continuing operations (3)	80	72

Shares outstanding	49,997	50,048

Basic weighted average common shares outstanding	49,488	57,692

Diluted weighted average common shares outstanding	49,932	58,193

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.
(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at September 30, 2010 was 81.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007